Exhibit 10.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of April 19, 2012, among Blue Calypso, Inc., a Delaware corporation (the “Company”), all of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders (together with their endorsees, transferees and assigns, the “Secured Parties”) of the Company’s 8% Senior Secured Convertible Debentures (collectively, the “Debentures”).

RECITALS

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to LMD Capital, LLC (the “Agent”) this Agreement and to grant the Agent, for the benefit of the Secured Parties, a security interest in certain copyrights, trademarks and patents (as each term is described below) of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantor’s obligations under the Guarantee.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Debentures, the Company hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

1.                                       Grant of Security

The Debtor grants to the Agent, for the benefit of the Secured Parties, a security interest in all of such Debtor’s rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(i)                                     all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Debtor, whether registered or unregistered and whether published or unpublished, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any other union of countries, country or any political subdivision thereof), including without limitation those set forth on Exhibit A;

(ii)                                  domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, , including without limitation the patents and patent applications set forth on Exhibit B attached hereto;

(iii)                               all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, and all common law rights related thereto, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of the Debtor relating to the distribution of products and services in connection with which any of such marks are used, including without limitation those set forth on Exhibit C attached hereto;

(iv)                              all trade secrets arising under the laws of the United States, any other union of countries, country or any political subdivision thereof;

(v)                                 all rights to obtain any reissues, renewals or extensions of the foregoing;

(vi)                              all licenses for any of the foregoing; and

(vii)                           all causes of action for infringement of the foregoing.

This security interest is granted in conjunction with the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to that certain Security Agreement, dated as of even date herewith, by the Company for the benefit of the Agent and the Secured Parties.  The rights and remedies of the Agent with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the Subsidiary Guarantee, and those which are now or hereafter available to the Agent and the Secured Parties as a matter of law or equity.  Each right, power and remedy of the Agent or the Secured Parties provided for herein or in the Security Agreement or the Subsidiary Guarantee, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by the Agent of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement or the Subsidiary Guarantee, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including the Agent, of any or all other rights, powers or remedies. In the event of any contradiction between this Intellectual Property Security Agreement and the Security Agreement, the provisions of the Security Agreement will prevail.

2.                                       Miscellaneous

This Intellectual Property Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Intellectual Property Security Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

COMPANY:
Address:
BLUE CALYPSO, INC.

	By:	/s/ Andrew Levi
	Name:	Andrew Levi
Attn:	Title:	Chief Executive Officer

GUARANTOR:
Address:
BLUE CALYPSO, LLC.

	By:	/s/ Andrew Levi
	Name:	Andrew Levi
Attn:	Title:	Chief Executive Officer

[Company Signature Page — Intellectual Property Security Agreement]

[Signature Page of Secured Parties Follows]

SECURED PARTIES:

LMD CAPITAL, LLC

By:	/s/ Steven B. Solomon
	Name:	Steven B. Solomon
	Title:	Managing Member

[Secured Party Signature Page — Intellectual Property Security Agreement]

EXHIBIT A

Copyrights

None

EXHIBIT B

Patents

7,664,516

8,155,679

EXHIBIT C

Trademarks

Blue Calypso

Calyp

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